Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Parker-Hannifin Corporation of our report dated January 27, 2017 relating to the financial statements of CLARCOR Inc., which appears in Parker-Hannifin Corporation’s Current Report on Form 8-K/A filed on May 15, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Nashville, TN

June 28, 2017